EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56123) pertaining to the Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 333-56127) pertaining to the 1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan of our report dated November 1, 2001, with respect to the consolidated financial statements of Bioanalytical Systems, Inc. incorporated by reference in its 2001 Annual Report (Form 10-K) for the year ended September 30, 2001 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Indianapolis, Indiana
December 27, 2001